INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of InstantRx
 .com, Inc. (a Delaware corporation) Form SB-2 of our report dated October 26, 2000 on the financial statements of InstantRx.com,(a Delaware limited liability company) appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Kabani & Company, Inc.
------------------------------
Kabani & Company, Inc.

Fountain Valley, California


November 5, 2000